Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Product Group and Market Segment

For the Quarters Ended September 30, 2013 and 2012, June 30, 2013 and 2012,

and the Nine-Month Periods Ended September 30, 2013 and 2012

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2013
Composite Materials	$191.2	$67.6	$53.8	$312.6
Engineered Products	70.8	26.8	2.1	99.7
Total	$262.0	$94.4	$55.9	$412.3
	63%	23%	14%	100%

Second Quarter 2013
Composite Materials	$200.7	$70.3	$53.7	$324.7
Engineered Products	69.3	26.4	2.2	97.9
Total	$270.0	$96.7	$55.9	$422.6
	64%	23%	13%	100%

Third Quarter 2012
Composite Materials	$164.3	$68.7	$66.9	$299.9
Engineered Products	69.8	21.9	—	91.7
Total	$234.1	$90.6	$66.9	$391.6
	60%	23%	17%	100%

Second Quarter 2012
Composite Materials	$172.4	$67.2	$77.1	$316.7
Engineered Products	61.1	20.9	0.5	82.5
Total	$233.5	$88.1	$77.6	$399.2
	59%	22%	19%	100%

Year to date September 30, 2013
Composite Materials	$593.6	$210.7	$157.8	$962.1
Engineered Products	207.3	76.4	5.6	289.3
Total	$800.9	$287.1	$163.4	$1,251.4
	64%	23%	13%	100%

Year to date September 30, 2012
Composite Materials	$516.2	$199.8	$216.8	$932.8
Engineered Products	193.7	63.8	0.6	258.1
Total	$709.9	$263.6	$217.4	$1,190.9
	60%	22%	18%	100%